UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2018

PROTEO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30728	90-0019065
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4155

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 15, 2018, Birge Bargmann, President and co-founder of the Company, resigned as President, Chief Executive Officer, Chief Financial Officer, and member of the Board of Directors of Proteo, Inc. (the “Company”) to focus exclusively on the increasingly challenging management of the Company’s German subsidiary, Proteo Biotech AG, and not over any disagreement with the Board of Directors or the Company’s management.

The Board of Directors of the Company, effective November 15, 2018, appointed Jork von Reden as a director of the Company to fill the vacancy created by the resignation of Birge Bargmann until the next annual stockholders’ meeting of the Company and when his qualified successor is elected. Mr. von Reden, who is 75 years old, serves as Managing Director of CFI Innovation GmbH Berlin Unternehmensberatung und Beteiligungen (“CFI”), which is a stockholder of the Company. Additionally he serves as Managing Director of Windenergy Trust Sp.zo.o,, Szczecin, Poland and Contrust Sp.zo.o, Jelenia Gora, Poland. Mr. von Reden received a degree as Dipl. Ing. of the Faculty of Mechanical Engineering of the Technical University Berlin. The Board of Directors concluded that Jork von Reden should serve as a director in light of his extensive experience in financing innovative technologies and scientific projects. He is a well-respected leader and he bring excellent and differentiated skill sets that will be vital in guiding Proteo forward. Directors are not compensated for serving in such capacity to the Company and no other compensation arrangements have been made with respect to Mr. von Reden. Mr. von Reden does not have any family relationships with any other directors or executive officers of the Company or its subsidiaries. Mr. von Reden is the managing director of CFI, which holds all of the issued and outstanding Series B-1 Preferred Stock of the Company and is obligated to purchase an additional 900,000 shares of Series B-1 Preferred Stock of the Company pursuant to that certain Preferred Stock Purchase Agreement between CFI and the Company dated September 7, 2016. Other than the foregoing, Mr. von Reden has not been involved in any affiliate transactions with the Company, its subsidiaries or their respective directors or officers. There is no arrangement or understanding between Mr. von Reden and any other persons pursuant to which Mr. von Reden was selected as a director.

Dr. Oliver Wiedow, M.D., a current director of the Company, was appointed as President, Chief Executive Officer, and Chief Financial Officer of the Company, effective on November 15, 2018. Dr. Wiedow, who is 61 years old, has been a director of the Company since 2000, served as the Company’s President, Chief Executive Officer and Chief Financial Officer from January 2004 to June 2004 and has served as a member of the Supervisory Board of Proteo Biotech AG since 2000. Since 1985 Dr. Wiedow has served as professor, physician and scientist at the University of Kiel, Germany. Prof. Wiedow discovered Elafin in human skin and has researched its biological effects. Dr. Wiedow will not receive any compensation for his services as President, Chief Executive Officer and Chief Financial Officer of the Company and no other compensation arrangements have been made with respect to Dr. Wiedow. Dr. Wiedow does not have any family relationships with any other directors or executive officers of the Company or its subsidiaries, except that Birge Bargmann is an immediate family member. Dr. Wiedow has not been not involved in any affiliate transactions with the Company, its subsidiaries or their respective directors or officers.

Item 8.01	Other Events

On November 15, 2018, the Company issued a press release relating to the resignation of Birge Bargmann and the appointment of Dr. Oliver Wiedow as President, Chief Executive Officer and Chief Financial Officer and of Jork von Reden as a director of the Company. The press release is incorporated herein by reference to Exhibit 99.1 filed herewith.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: November 20, 2018	By: /s/ DR. OLIVER WIEDOW
Dr. Oliver Wiedow
Chief Executive Officer

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